UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

NORTH BAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54213
(Commission File Number)

83-0402389
(IRS Employer Identification No.)

2120 Bethel Road
Lansdale, Pennsylvania 19446
 (Address of principal executive offices and Zip Code)

(215) 661-1100
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 3.02                      Unregistered Sales of Equity Securities

On April 1, 2014, the Registrant accepted a conversion notice from Tangiers Investors LP, ("Tangiers") to partially satisfy a $750,000 Convertible Promissory Note Agreement ("the Note") dated October 2, 2012 with Tangiers. The Note has a term of twenty four (24) months and accrues interest at a rate equal to 7% per year.  Unless repaid in cash, the Lender has the right to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and non-assessable shares of common stock of the Registrant. The Conversion Price shall be the undiscounted volume weighted average price (“VWAP”) on the date prior to conversion, subject to a floor price of $0.0129 per share, and a ceiling price of the undiscounted VWAP on the date each tranche received by the Registrant. In accordance with the terms of the Note and receipt of the required conversion notice from Tangiers, the Note was partially converted into 3,000,000 restricted shares of common stock of the Company to satisfy $76,800 of the principal plus accrued interest. The shares issued were valued at $0.0256 per share, which was equal to undiscounted VWAP of our common stock on the date immediately preceding the conversion date.   The remaining amount currently outstanding on the Note, including accrued interest, is now $374,758.

On April 2, 2014, the Registrant accepted a conversion notice from Typenex Co-Investment, LLC ("Typenex") to partially satisfy a $280,000 Convertible Promissory Note Agreement ("the Note") dated October 1, 2013 with Typenex. The interest rate on the Note is 10% per annum. The Note has a maturity date of thirteen (13) months from the Effective Date.  The Note is self-amortizing, such that it may be repaid in cash in eight (8) monthly installments of $35,000 plus accrued interest beginning 180 days from the Effective Date.  In lieu of cash payments, the Company may elect to convert the note to shares at 70% of the arithmetic average of the two (2) lowest VWAPs of the shares of Common Stock during the twenty five (25) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date.  In addition, the Company retains the option of pre-paying the Note at any time at an amount equal to 125% of the outstanding principal and the accrued and unpaid interest.  In accordance with the terms of the Note and receipt of the required conversion notice from Typenex, the Note was partially converted into 2,773,925 restricted shares of common stock of the Company to satisfy $40,000 of the principal plus accrued interest. The shares issued were valued at $0.01442 per share, which was equal to 70% of the average of the two lowest VWAPs of our common stock in the 25 trading days immediately preceding the conversion notice date. .   The remaining amount currently outstanding on the Note, including accrued interest, is now $256,982.

On April 2, 2014, the Registrant issued 368,217 restricted shares of common stock of the Company to Carter Terry & Company, a registered broker-dealer, for accrued commissions in connection with the Typenex Note.

The Notes referred to above (and the shares of common stock underlying them) is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The above described executed Notes is attached hereto and incorporated by reference as Exhibits 10.1 and 10.2

As of the date of this report the Registrant has 158,673,585 shares of its common stock issued and outstanding and 126,135,174 shares in the public float.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1
Twenty-Four Month Convertible Promissory Note with Tangiers Investors, LP dated  October 2, 2012, as previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on October 3, 2012, and incorporated by this reference as an exhibit to this Form 8-K

10.2
Thirteen Month Secured Convertible Promissory Note with Typenex Co-Investment, LLC dated  October 1, 2013, as previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on October 4, 2013, and incorporated by this reference as an exhibit to this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH BAY RESOURCES INC.
 (Registrant)

By: /s/ Perry Leopold
Perry Leopold
Chief Executive Officer

Dated: April 3, 2014